EXHIBIT 4.178
Financial Guaranty Insurance Company

125 Park Avenue

New York, New York 10017

(212) 312-3000

(800) 352-0001

Financial Guaranty Insurance Policy

Issuer:	Rental Car Finance Corp. Series 2007-1	Policy Number: 07030024
Control Number: 0010001

Insured Obligations:

$500,000,000 in aggregate note principal balance of Floating Rate Rental Car Asset Backed Notes, Class A (collectively, the “Notes”)

Trustee: Deutsche Bank Trust Company Americas, or its successor, as Trustee for the Owners

Financial Guaranty Insurance Company (the “Insurer”), a New York stock insurance company, in consideration of the payment of the Premium and subject to the terms of this Financial Guaranty Insurance Policy (this “Policy”), hereby unconditionally and irrevocably guarantees to each Owner that an amount equal to each full and complete Insured Payment will be paid to the Trustee, on behalf of the Owners by the Insurer, for distribution by the Trustee to each Owner of each Owner’s proportionate share of the Insured Payment. The Insurer’s obligations hereunder with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are paid to the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall only be made at the time set forth in this Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Notes (including any early redemption), unless such acceleration is at the sole option of the Insurer. The Insured Payments do not include and this Policy does not insure any distributions of any Series 2007-1 Controlled Distribution Amount or any premium on the Notes, including any Series 2007-1 Note Prepayment Premium.

Notwithstanding the foregoing paragraph, this Policy does not cover shortfalls, if any, attributable to the liability of the Issuer or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

The Insurer will pay any Insured Payment that is a Preference Amount on the second Business Day following receipt by the Insurer on a Business Day in New York, New York of (i) a certified copy of final non-appealable order of a court having competent jurisdiction ordering recovery by a trustee in bankruptcy as voidable preference amounts included in previous distributions of principal of or interest on the Notes to any Owner pursuant to the United States Bankruptcy Code (a “Final Order”), (ii) a certificate by or on behalf of such Owner or the Trustee that the Final Order has been entered and is not subject to appeal or stay, (iii) an assignment, duly executed and delivered by the Trustee, in form reasonably satisfactory to the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owners and the Trustee relating to or arising under the

Form 9142

Financial Guaranty Insurance Company

125 Park Avenue

New York, New York 10017

(212) 312-3000

(800) 352-0001

Financial Guaranty Insurance Policy

Notes against the debtor which made payment giving rise to such Preference Amount, (iv) appropriate instruments to effect (when executed by the affected party) the appointment of the Insurer as agent for the Trustee with respect to its rights on behalf of the Owners and such Owner in any legal proceeding relating to such Preference Amount, such instruments being in a form reasonably satisfactory to the Insurer and (v) a Notice; provided, that if any such documents are received after 12:00 noon, New York City time, on such Business Day or on a day other than a Business Day, they will be deemed to be received on the following Business Day. Such payment shall be made to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Trustee or Owner directly unless such Owner or the Trustee has returned principal or interest paid on the Notes to such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in such Final Order, in which case payment shall be made to the Trustee for payment to the Owner upon delivery of proof of such payment reasonably satisfactory to the Insurer. Notwithstanding the foregoing, in no event shall the Insurer be (i) required to make any payment under this Policy in respect of any Preference Amount to the extent such Preference Amount is comprised of amounts previously paid by the Insurer hereunder, or (ii) obligated to make any payment in respect of any Preference Amount, which payment represents a payment of the principal amount of any Notes, prior to the time the Insurer otherwise would have been required to make a payment in respect of such principal, in which case the Insurer shall pay the balance of the Preference Amount when such amount otherwise would have been required.

The Insurer will pay any other amount payable hereunder no later than 12:00 noon, New York City time, to the Trustee on the later of the Payment Date on which the related Deficiency Amount is due and the Business Day following receipt in New York, New York on a Business Day by the Insurer of a Notice (as described below); provided that if such Notice is received after 12:00 noon, New York City time, on a given Business Day or on any day that is not a Business Day, it will be deemed to have been received on the following Business Day. If any Notice received by the Insurer is not in proper form or is otherwise insufficient for the purpose of making a claim hereunder, it shall be deemed not to have been received by the Insurer for purposes of this paragraph or the preceding paragraph, and the Insurer shall promptly so advise the Trustee (which advice shall be conclusive as to such insufficiency) and the Trustee may submit an amended Notice.

Notwithstanding the foregoing, with respect to amounts payable hereunder on account of a Series 2007-1 Monthly Interest Shortfall only, if (i) the sum of the Series 2007-1 Letter of Credit Amount, the Cash Liquidity Amount and any amounts on deposit in the Series 2007-1 Accrued Interest Account, each as of the date which is two (2) Business Days prior to a Payment Date, and the Interest Rate Cap Payment expected to be received on such Payment Date are insufficient to pay the Series 2007-1 Accrued Interest Amount on such Payment Date (such shortfall, if any, the “Insured Interest Shortfall”) and (ii) the Insurer has received both: (x) a

Form 9142

Financial Guaranty Insurance Company

125 Park Avenue

New York, New York 10017

(212) 312-3000

(800) 352-0001

Financial Guaranty Insurance Policy

written notice from the Trustee in the form of Exhibit B attached hereto (an “Anticipated Interest Shortfall Notice”), certifying the matters described in clause (i) above by no later than 2:00 p.m., New York City time, at least two (2) Business Days prior to such Payment Date and (y) the Notice referenced in the preceding paragraph by 9:00 a.m., New York City time, on such Payment Date, then the Insurer will pay an amount equal to the lesser of (x) such Insured Interest Shortfall and (y) the amount identified in the Notice by no later than 12:00 noon, New York City time, on such Payment Date. In the event that the Insurer does not receive the Anticipated Interest Shortfall Notice or the Notice within the time frames provided for in this paragraph, this paragraph will not apply and all payments hereunder will be made in accordance with the time frames provided in the preceding paragraph. In the event that the amount identified in the Notice is greater than the Insured Interest Shortfall, such excess shall be paid in accordance with the preceding paragraph. If any Anticipated Interest Shortfall Notice received by the Insurer is not in proper form or is otherwise insufficient for the purpose of making a claim hereunder, it shall be deemed not to have been received by the Insurer for purposes of this paragraph, and the Insurer shall promptly so advise the Trustee (which advice shall be conclusive as to such insufficiency) and the Trustee may submit an amended Anticipated Interest Shortfall Notice.

In addition, at any time after the occurrence of an Amortization Event, the Insurer may, in its sole discretion, direct the Trustee to submit a claim hereunder for the payment on the next succeeding Payment Date of an amount equal to the amount by which the Series 2007-1 Outstanding Principal Amount as of such date exceeds the amount on deposit in the Series 2007-1 Distribution Account on such date for the payment of principal after making all allocations, deposits and claims under available credit enhancement for such Payment Date. The Insurer will pay such amount in the manner described in the two immediately preceding paragraphs.

Insured Payments due hereunder, unless otherwise stated herein, will be disbursed by the Insurer to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

Upon any payment hereunder, in furtherance and not in limitation of the Insurer’s equitable right of subrogation and the Insurer’s rights under the Insurance Agreement and Acknowledgements and Consents (as defined in the Insurance Agreement), the Insurer shall be fully subrogated to the rights of each Owner to receive any and all amounts due in respect of the Notes as to which an Insured Payment was made, to the extent of any payment by the Insurer under this Policy.

As used herein, the following terms shall have the following meanings:

Form 9142

Financial Guaranty Insurance Company

125 Park Avenue

New York, New York 10017

(212) 312-3000

(800) 352-0001

Financial Guaranty Insurance Policy

“Agreement” means the Amended and Restated Base Indenture, dated as of February 14, 2007, between the Issuer and the Trustee and supplemented by the Series 2007-1 Supplement, dated as of May 23, 2007, between the Issuer and the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Insurer or banking institutions in New York City or in the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to close.

“Deficiency Amount” means, (a) with respect to any Payment Date, the Series 2007-1 Monthly Interest Shortfall for such Payment Date (not including any Series 2007-1 Monthly Interest Shortfall (or portion thereof) that the Insurer has made an Insured Payment with respect thereto on any previous Payment Date), and (b) with respect to the Series 2007-1 Termination Date, the Series 2007-1 Principal Shortfall.

“Insured Payment” means (i) any Deficiency Amount and/or (ii) any Preference Amount.

“Notice” means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached hereto, the original of which is subsequently delivered by registered or certified mail from the Trustee to the Insurer specifying the Insured Payment which shall be due and owing on the applicable Payment Date. The “Anticipated Interest Shortfall Notice” shall not be considered a “Notice” for purposes of this Policy.

“Owner” means each Series 2007-1 Noteholder who, on the applicable Payment Date, is entitled under the terms of the Notes to payment thereunder.

“Preference Amount” means any amount that is insured hereunder that was previously distributed to an Owner on the Notes that is recoverable and sought to be recovered from an Owner as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (an “Avoidance Action”), in accordance with a final non-appealable order of a court having competent jurisdiction, as a result of which such Owner is required to return or has returned such voided payment.

“United States Bankruptcy Code” means 11 U.S.C., as amended from time to time.

Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreement as in effect and executed on the date hereof, without giving effect to any subsequent amendments or modifications thereto unless such amendments or modifications have been approved in writing by the Insurer.

Any notice hereunder or service of process on the Insurer may be made at the address listed below or such other address as the Insurer shall specify in writing to the Trustee.

Form 9142

Financial Guaranty Insurance Company

125 Park Avenue

New York, New York 10017

(212) 312-3000

(800) 352-0001

Financial Guaranty Insurance Policy

The notice address of the Insurer Insurance Company is 125 Park Avenue, New York, New York, 10017, Attention: Structured Finance Surveillance, telephone number (212) 312-3000, facsimile number (212) 312-3220, or such other address as the Insurer shall specify to the Trustee in writing.

This Policy is subject to and shall be governed by the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. The proper venue for any action or proceeding on this Policy shall be the County of New York, State of New York.

THE INSURANCE PROVIDED BY THIS POLICY IS NOT COVERED BY THE NEW YORK PROPERTY/CASUALTY INSURANCE SECURITY FUND (NEW YORK INSURANCE CODE, ARTICLE 76).

This Policy is non-cancelable for any reason, including nonpayment of any premium. The premium on this Policy is not refundable for any reason, including the payment of any Notes prior to their respective maturities.

To the fullest extent permitted by applicable law, the Insurer hereby waives and agrees not to assert, solely for the benefit of Owners of the Notes, all defenses, set-offs and counterclaims of any kind (including, without limitation, the defense of fraud in inducement or fact, any defense based on any duty claimed to arise from the doctrine of “utmost good faith” or any similar or related doctrine or any other circumstances that would have the effect of discharging a surety, guarantor or any other person in law or in equity) that the Insurer otherwise might have asserted as a defense to its obligation to pay in full any amounts that have become due and payable in accordance with the terms and conditions of this Policy. Nothing in this paragraph, however, shall be deemed to constitute a waiver of any rights, remedies, claims or counterclaims that the Insurer may have with respect to the Issuer, Dollar Thrifty Automotive Group, Inc., DTG Operations, Inc., or any of their respective affiliates, whether acquired by subrogation, assignment or otherwise.

This Policy shall expire and terminate without any action on the part of the Insurer or any other Person on the date that is the later of (i) the date that is one year and one day following the date on which the Notes shall have been paid in full and (ii) if any Avoidance Action has been commenced on or prior to the date specified in clause (i) above, the 30th day after the entry of a final, non-appealable order in resolution or settlement of such proceeding.

Form 9142

Financial Guaranty Insurance Company

125 Park Avenue

New York, New York 10017

(212) 312-3000

(800) 352-0001

Financial Guaranty Insurance Policy

IN WITNESS WHEREOF, the Insurer has caused this Policy to be affixed with its corporate seal and to be signed by its duly authorized officer in facsimile to become effective and binding upon the Insurer by virtue of the countersignature of its duly authorized representative.

President	Authorized Representative

_____________________________	________________________________
Name:	Name:
Title:	Title:

Effective Date: May 23, 2007

Form 9142

EXHIBIT A

NOTICE OF NONPAYMENT

AND DEMAND FOR PAYMENT OF INSURED PAYMENTS

To:	Financial Guaranty Insurance Company

125 Park Avenue

New York, New York 10017

(212) 312-3000

Attention:	Structured Finance Surveillance

Telephone: (212) 312-3000

Telecopier: (212) 312-3220

Re:	$500,000,000 in aggregate note principal balance of Floating Rate Rental Car Asset Backed Notes, Class A (collectively, the “Notes”)

Policy No. 07030024 (the “Policy”)

Payment Date:	___________________________

We refer to that certain Amended and Restated Base Indenture, dated as of February 14, 2007, between the Issuer and the Trustee and supplemented by the Series 2007-1 Supplement, dated as of May 23, 2007, between the Issuer and the Trustee (the “Agreement”), relating to the above referenced Notes. All capitalized terms not otherwise defined herein or in the Policy shall have the same respective meanings assigned to such terms in the Agreement.

The Trustee has determined under the Agreement that the Deficiency Amount for the Payment Date occurring in ______________ is equal to $_____________. This Deficiency Amount constitutes an Insured Payment payable by the Insurer under the Policy.

[In addition, attached hereto is a copy of the Final Order in connection with a Preference Amount in the amount set forth therein, together with an assignment of rights and appointment of agent and other documents required by the Policy in respect of Preference Amounts. The amount of the Preference Amount is $______________. This Preference Amount constitutes an Insured Payment payable by the Insurer under the Policy.]

Accordingly, pursuant to the Agreement, this statement constitutes a notice for payment of an Insured Payment by the Insurer in the amount of $_______________ under the Policy.

(b)	No payment claimed hereunder is in excess of the amount payable under the Policy.

The amount requested in this Notice should be paid to: [Payment Instructions]

Form 9142	A-1

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to a civil penalty not to exceed Five Thousand Dollars ($5,000.00) and the stated value of the claim for each such violation.

IN WITNESS WHEREOF, the Trustee has executed and delivered this Notice of Nonpayment and Demand for Payment of Insured Payments this _____ day of ______________________.

________________________________________,

as Trustee

By:   ___________________________________

Title:___________________________________

Form 9142	A-2

EXHIBIT B

NOTICE OF ANTICIPATED INTEREST SHORTFALL

To:	Financial Guaranty Insurance Company

125 Park Avenue

New York, New York 10017

(212) 312-3000

Attention:	Structured Finance Surveillance

Telephone: (212) 312-3000

Telecopier: (212) 312-3220

Re:	$500,000,000 in aggregate note principal balance of Floating Rate Rental Car Asset Backed Notes, Class A (collectively, the “Notes”)

Policy No. 07030024 (the “Policy”)

Payment Date:	___________________________

We refer to that certain Amended and Restated Base Indenture, dated as of February 14, 2007, between the Issuer and the Trustee and supplemented by the Series 2007-1 Supplement, dated as of May 23, 2007, between the Issuer and the Trustee (the “Agreement”), relating to the above referenced Notes. All capitalized terms not otherwise defined herein or in the Policy shall have the same respective meanings assigned to such terms in the Agreement.

The Trustee has determined under the Agreement for the Payment Date occurring in _________ the following amounts:

1.	that the Series 2007-1 Letter of Credit Amount is equal to $_____________;
2.	that the Cash Liquidity Amount is equal to $_____________;
3.	that the amounts on deposit in the Series 2007-1 Accrued Interest Account is equal to $_____________; and
4.	the Interest Rate Cap Payment expected to be received is equal to $_____________.

The total of the amounts listed in (1) through (4) above is equal to $_______. The Trustee has determined that the Series 2007-1 Accrued Interest Amount for the Payment Date occurring in __________ is equal to $__________. Accordingly, the Insured Interest Shortfall is equal to $_______.

Form 9142	B-1

Accordingly, this statement constitutes a notice that an Insured Payment, in an amount not to exceed the Insured Interest Shortfall, may be payable by the Insurer on the Payment Date occurring on _____________, in the event that the Insurer receives a Notice (as defined in the Policy) by 9:00 a.m., New York City time, on the Payment Date.

The undersigned acknowledges that this notice does not constitute a “Notice” under the Policy and that this notice does not constitute a demand for payment under the Policy.

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to a civil penalty not to exceed Five Thousand Dollars ($5,000.00) and the stated value of the claim for each such violation.

IN WITNESS WHEREOF, the Trustee has executed and delivered this Notice of Anticipated Interest Shortfall this _____ day of ______________________.

________________________________________,

as Trustee

By:	___________________________________
Title:	___________________________________

Form 9142	B-2